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Exhibit 6(b)

                          AMENDED AND RESTATED BY-LAWS
                                       of
                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                                    ARTICLE I
                                  Shareholders

     Section 1. ANNUAL MEETING. The annual meeting of the Company shall be held on the fourth Thursday in April in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, when members of the Board of Directors shall be elected to succeed those whose terms are then expiring and such other business shall be transacted as may properly be brought before the meeting.

     Section 2. SPECIAL MEETINGS. Special meetings of the Company may be called at any time by the vote of a majority of the entire number of the members of the Board of Directors. Business transacted at all special meetings of the Company shall be confined to the purpose or purposes stated in the notice of the meeting.

     Section 3. PLACE AND HOUR OF MEETING. Every annual meeting of the Company shall commence immediately after the annual meeting of the members of General American Mutual Holding Company shall have been concluded. Every special meeting of the Company shall be held at such time as may be selected by the Board of Directors. Every meeting of the Company, whether an annual or a special meeting, shall be continued during at least three hours, unless the object for which it was called shall be accomplished sooner and shall be held at the office of the Company in the City of St. Louis, in the State of Missouri, or at such other place as may be selected by the Board of Directors.

     Section 4. NOTICE OF MEETINGS; RECORD DATE. Notice of each meeting of the Company shall be mailed to each shareholder of the Company not less than ten nor more than fifty days previous to such meeting, and every such notice shall state the day and hour and the place at which the meeting is to be held and, in the case of any special meeting, shall indicate briefly the purpose or purposes thereof. The Board of Directors of the Company shall have the power to close the transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares goes into effect. In lieu, however, of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding seventy days
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preceding the dates of the aforenamed occurrences, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares. In such case, such shareholders, and only such shareholders as are shareholders of the Company of record on the date of closing the transfer books or on the record date so fixed, are entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date so fixed. If the Board of Directors shall not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

     Section 5. LIST OF VOTERS. A complete list of all shareholders entitled to vote at any annual and special meeting of the Company's shareholders is to be compiled at least ten days before such meeting by the officer or agent having charge of the transfer books for shares of stock of the Company. Such list is to be compiled in alphabetical order with the address and the number of shares held by each shareholder. The list must be kept on file in the registered office of the Company for a period of at least ten days prior to such meeting and must be open to inspection by any shareholder for such period during usual business hours. Such list must also be present and kept open at the time and place of such meeting and is subject to the inspection of any shareholder during such meeting. The original share ledger or transfer book, or a duplicate thereof kept in Missouri, is prima facie evidence as to who are the shareholders of the Company entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at such meeting.

     Section 6. QUORUM. A majority of the outstanding shares entitled to notice of and to vote at a meeting, present in person or by proxy conforming to
Section 9 of this Article I, shall constitute a quorum for the transaction of any business coming before any regular or special meeting of the Company duly and properly called, except as provided by law, the Amended and Restated Charter and Articles of Incorporation of the Company, or these By-Laws. If, however, such quorum of shareholders shall not
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be present or represented at any meeting of the Company, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until requisite number of shareholders shall be present. At any such adjourned meeting at which the requisite number of shareholders shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. VOTING RIGHTS. Each outstanding share of stock shall be entitled to one vote upon each matter submitted to a vote at any annual or special meeting of the Company.

     Section 8. INSPECTORS OF ELECTION. At every meeting of the Company, the President shall appoint not less than two persons, who are not Directors, inspectors to receive and canvass the votes given at the meeting, and certify the result to him. At the next meeting of the Board of Directors held thereafter, the President shall lay before the Board the returns so certified, and thereupon such proceedings shall be had as the subject-matter decided by the election or the vote may require. Each such inspector, before he shall enter on the duties of his office, shall take and subscribe the following oath before any officer authorized by law to administer oaths: "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability."

     Section 9. VOTING BY PROXY. Every person legally entitled to vote as a shareholder at any election, or on any question relating to the management or business of the Company may cast such vote by proxy; but said proxy shall be a shareholder of the Company otherwise entitled to vote, and the authority to cast such vote shall be in writing and shall state the name of the person authorized to cast such vote and the date of the meeting at which such vote shall be cast. In no event shall a proxy be valid for more than one annual or special meeting, as the case may be.
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     Section 10.  VOTING OF SHARES BY CERTAIN HOLDERS.

          (a) Shares of stock in the name of another corporation, foreign or domestic, are to be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

          (b) Shares of stock in the name of a deceased person are to be voted by his executor or administrator in person or by proxy.

          (c) Shares of stock in the name of a fiduciary, such as guardian, curator, or trustee are to be voted by such fiduciary either in person or by proxy provided the books of the Company show the stock to be in the name of such fiduciary in such capacity.

          (d) Shares of stock in the name of a receiver are to be voted by such receiver, and shares held by, or in the control of, a receiver are to be voted by such receiver without the transfer thereof into his name, if such voting authority is contained in an appropriate order of the court by which such receiver was appointed.

          (e) Shares of stock which have been pledged are to be voted by the pledgor until the shares of stock have been transferred into the name of the pledgee, and thereafter, the pledgee is entitled to vote the shares so transferred.

     Section 11. INFORMAL ACTION BY UNANIMOUS CONSENT OF SHAREHOLDERS. Any action required by law to be taken at a meeting of the shareholders of the Company, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if all of the shareholders entitled to vote with respect to the subject matter thereof sign written consents that set forth the action so taken. Such consents have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America or other Country. The Secretary of the Company shall file such consents with the minutes of the meetings of the shareholders of the Company.

     Section 12. SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. (a) All shareholder proposals and Director nominations that have not been proposed, adopted, or ratified by the Company's Board of Directors must be submitted by certified mail to, and received by, the Company's Secretary no later than sixty
(60) days prior to the date of meeting at which the proposal or nomination is to

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be voted upon by the shareholders.  All such proposals must be accompanied by:
(i) the proponent's name, address, and telephone number; (ii) a brief narrative that describes in sufficient detail the purpose and the anticipated costs and benefits of the proposal; and (iii) the financial interests, if any, of the proponent in the proposal. All such Director nominations must be accompanied by the nominee's biographical, background, and related information as required by federal securities laws in the solicitation of proxies for the election of directors, as if proxies were being solicited for the election of the nominee under the federal securities laws. In addition, all such shareholder proposals and Director nominations must be accompanied by: (i) a list of shareholders that have signed written consents in support of the proposal or Director nomination;
(ii) an affidavit attesting that the list of shareholders is accurate and that each person on the list has submitted a signed written consent in favor of the proposal or nomination; and (iii) copies of the written consents. The list must contain at least five percent (5%) of the shares eligible to vote on the proposal or nomination. The Secretary shall examine the list and written consents in order to satisfy himself or herself of the validity and level of shareholder support. If the Secretary determines that the proposal or nomination is supported by less than five percent (5%) of the Company's shares eligible to vote, then this requirement will not be met.

          (b) All costs associated with complying with this Section 12 of the Bylaws shall be borne by the proponent of the proposal or nomination. Shareholder proposals and Director nominations that have not been proposed, adopted, or ratified by the Company's Board of Directors, and that fail to comply fully with each of the requirements set forth in this Section 12 of the Bylaws shall be considered void and of no effect, and shall not be presented to the shareholders for consideration or vote.

                                   ARTICLE II
                               Board of Directors

     Section 1. NUMBER AND TERM OF OFFICE. The property and the business of the Company shall be managed by its Board of Directors, at least nine and not more than fifteen in number, at least one of whom shall be a citizen and resident of the State of Missouri. Directors will be elected by class so as to equalize as nearly as possible the number in each class of Directors. There shall be three classes of Directors, each class serving for a three year term expiring one year after expiration of the term of the immediately preceding class (effective at the annual meeting of the Company for the year in which the term expires), so that the term of one class will expire each year. All Directors shall
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serve during the term for which they were elected or until their successors are duly elected and qualified, except that if any Director shall fail to attend at least two meetings (either regular or special) of the Board of Directors during a calendar year, he may be deemed to have resigned as a Director effective on December 31 of such year, and the vacancy so created shall be filled by the Board of Directors in the manner provided in Section 2 of Article II of these By-Laws. Nothing in these By-Laws shall be interpreted to prevent a Director or Officer whose term is expiring from being eligible for re-election or reappointment.

     Section 2. FILLING OF VACANCIES. Vacancies in the Board of Directors when not filled by shareholders may be filled by the Directors, as provided for in
Article VI of the Amended and Restated Charter and Articles of Incorporation. Vacancies occasioned by death, resignation, or disqualification, when filled, shall be filled for the unexpired term for which such Director was elected. Any Director elected by the Board to fill such a vacancy shall have the same qualifications required of the Director whose seat he fills.

     Section 3. PLACE OF MEETING, ETC. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Company, except as otherwise required by law, at the office of the Company, in the City of St. Louis, Missouri, or at such other place or places as they may from time to time by resolution determine.

     Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on the Thursday following the fourth Tuesday of January, on the fourth Thursday of February, April, July, October, and on the third Thursday of December in each year and shall commence immediately after the meeting of the Board of Directors of General American Mutual Holding Company shall have been concluded, or at such time or times of day as the Board may determine.

     Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President on three days' notice to each Director specifying the time and place of such meeting, which notice may be given, either personally or by mail or by facsimile addressed to the Director; and shall be called by the Secretary in like manner and on like notice on the written request of any five Directors. Every special meeting shall be held either at the office of the Company in the City of St. Louis, Missouri, or at some other place which shall have been previously designated by resolution of the Board as one of the places at which special meetings of the Board may be held. Except as herein otherwise provided, or unless otherwise indicated in the notice thereof, any
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business may be transacted at any special meeting, and any business may be transacted at any meeting at which every Director shall be present, even though without any notice.

     Section 6. QUORUM. At all meetings of the Board of Directors, a majority of the Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, but if, at any meeting, less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Amended and Restated Charter and Articles of Incorporation of the Company or by these By-laws.

     Section 7. COMPENSATION OF DIRECTORS. Members of the Board of Directors, who are not salaried officers of the Company, shall receive such annual compensation as shall be fixed from time to time by resolution of the Board of Directors; and, in addition, the Directors who are not salaried officers of the Company shall receive a sum in such amount as shall be fixed from time to time by resolution of the Board of Directors, and the expenses of attendance, if any, for attendance at each regular or special meeting of the Board, whether or not an adjournment be had because of the absence of a quorum.

     Section 8. ACTION BY UNANIMOUS CONSENT OF DIRECTORS. If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Directors, such consents have the same force and effect as a unanimous vote of the Directors at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America or other Country. The Secretary of the Company shall file such consents with the minutes of the meetings of the Board of Directors.


                                   ARTICLE III
                      Executive Committee; Other Committees

     Section 1. EXECUTIVE COMMITTEE, POWERS. The Chief Executive Officer of the Company may, subject to the approval of the Board of Directors, appoint an Executive Committee to consist of himself, the President of the Company, whether or not he is the Chief Executive Officer, the elected Chairman of the Executive Committee, if any, and five other Directors. The Committee shall have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the

Company, and the action of the Chief Executive Officer and any three other members of said Committee shall for all purposes be and be deemed to be the action of the Executive Committee whether or not the other members thereof shall have had notice of such action or of the meeting at which such action shall have been taken.

     The Chief Executive Officer may, for the purpose of completing a quorum, or to obtain the benefit of the advice and judgment of any Director or Directors, invite any Director or Directors not a member or members of the Executive Committee to attend any meeting of the Committee and each Director so invited shall at such meeting have all the powers and authority of a member of the Committee, including the right to vote.

     Section 2. TERM OF OFFICE. The members of the Executive Committee shall hold office until the meeting of the Board of Directors next following the annual meeting of the Company after their appointment, and until their successors are appointed, but any member of the Executive Committee ceasing to be a Director shall forthwith cease to be a member of the Executive Committee, and all or any of the members of the Executive Committee may be removed at any time by a majority vote of the Board of Directors.

     Section 3. ORGANIZATION. The Chairman of the Executive Committee, if any, shall preside at its meetings but in the absence of the Chairman of the Executive Committee, the President shall preside. In all other matters the Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules.

     Section 4. QUORUM. At all meetings of the Executive Committee four Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of four of the regular or acting members of the Committee in all cases shall be necessary for its adoption of any resolution. Any resolution adopted by the affirmative vote of a majority of the regular or acting members of the Executive Committee and any action taken by such majority shall for all purposes be deemed to be the act of said Committee, whether or not such vote be had or action taken at a meeting duly called and held in conformity with these By-laws or with any rules of procedure adopted by the Committee.

     Section 5. CONTRACTS. Any member of the Executive Committee, or of any other Committee of the Board of Directors, individually, may be a party to, or may be interested in any contract or transaction of the Company; provided that such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the members of such Committee not so interested (if such majority shall be sufficient to constitute a quorum); and no such Committee member shall be liable or responsible on account of such contract or transaction, but the mere ownership of stock in another corporation by any Director (whether or not a member of the Executive Committee or of any other Committee of the Board of Directors), shall not disqualify him to vote as a Director, or as a member of said Committee, in respect of any transaction between the Company and such other corporation.

     Section 6. MINUTES. The minutes of all proceedings of the Executive Committee shall be entered in a book kept for that purpose.

     Section 7. OTHER COMMITTEES. The Chief Executive Officer of the Company may appoint a Compensation Committee to consist of himself and not less than two other officers of the Company which, to the extent provided by resolution or resolutions passed by a majority of the Board of Directors, shall have and exercise the powers of the Board of Directors in compensation matters. Further, the Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the Directors of the Company which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Each such committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 8. COMPENSATION. Members of the Executive Committee, who are not salaried officers of the Company, shall receive such annual compensation as shall be fixed from time to time by resolution of the Board of Directors; and members of the Executive Committee, and of any other committee or committees of the Board of Directors, including Directors invited by the Chairman or President to sit thereon at any meeting, except salaried officers of the Company, may be allowed such additional sum, and the expenses of attendance, if any, as shall be fixed from time to time by resolution of the Board of Directors for attendance at each meeting of any committee specified in any such resolution, whether or not an adjournment be had because of the absence of a quorum.

                                   ARTICLE IV
                                Advisory Council

     Section 1. ADVISORY COUNCIL. Subject to the approval of the Board of Directors, the President may appoint annually an Advisory Council to consist of not more than five members.

     Section 2. TERM. The members of the Advisory Council shall be appointed for a term of not to exceed one year, the term expiring on the date of each annual meeting, and all or any of the members of the Advisory Council may be removed at any time by a majority vote of the Board of Directors.

     Section 3. ORGANIZATION. The Board of Directors shall each year select a Chairman of the Advisory Council; otherwise the Advisory Council shall fix its own rules of procedure and shall meet where and as provided by such rules.

     Section 4. DUTIES. The duties and functions of the Advisory Council shall be advisory only, the purpose of such Council being to secure the advice of capable and competent people interested in the Company and its affairs for the benefit of the Board of Directors and officers of the Company in transacting the business of the Company.

     Section 5. QUORUM. At all meetings of the Advisory Council, a majority of those then appointed shall constitute a quorum for the transaction of business.

     Section 6. CHAIRMAN. The Chairman of the Advisory Council shall be invited by the President to attend all meetings of the Board and he shall receive the same compensation as then prevails as the compensation for Directors. On the date of his attendance at any such Directors' meeting, if there be an Executive Committee meeting or meetings, then the Chairman of the Advisory Council shall be invited to attend such Executive Committee meeting or meetings and shall receive such attendance fees as are then provided for the members of the Executive Committee.

                                    ARTICLE V
                                    Officers

     Section 1. OFFICERS. The officers of the Company shall be chosen by the Board of Directors and shall be a Chairman of the Board, unless the Board of Directors desires the duties of the Chairman of the Board to devolve upon the President, a Chairman of the Executive Committee, a President, one or more Executive Vice-Presidents, as deemed necessary, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, an Actuary, a Medical Director, General Counsel, Treasurer, and such other officers as the Board of Directors may deem advisable, who shall have such authority and perform such duties as from time to time may be prescribed by the Board of Directors, or, in the event of their failure so to prescribe, then by the President. The Chairman of the Board, the Chairman of the Executive Committee and the President shall be chosen from among the Directors and other officers may, but need not, be Directors.
All such officers shall be elected by the Board of Directors at the regular meeting of the Board held after each annual meeting of the shareholders. One person may hold more than one office except that no one person shall hold the offices of President and Secretary and no one person shall hold the offices of Chairman of the Board and Secretary.

     Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board or the President, if it is the desire of the Board of Directors that the duties of the Chairman of the Board devolve upon him, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have such other duties as may from time to time be provided by a resolution or resolutions of the Board of Directors and he may be designated as the Chief Executive Officer of the Company if the Board of Directors shall so determine.

     Section 2A. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee, if any, otherwise the President, shall preside at all meetings of the Executive Committee. In the absence of the Chairman of the Executive Committee, the President shall preside. The Chairman of the Executive Committee shall have such other duties as may from time to time be provided by resolution or resolutions of the Board of Directors.

     Section 2B. CHIEF EXECUTIVE OFFICER. Either the Chairman of the Board of Directors or the President shall be designated the Chief Executive Officer of the Company and such designation shall be made by the Board of Directors by a resolution or resolutions adopted from time to time.

     The Chief Executive Officer shall have general charge and control of all of its business and affairs and shall preside at all meetings of the Company. He shall be ex-officio a member of all committees of the Board of Directors and he shall from time to time secure information concerning the business and affairs of the Company and shall promptly lay such information before the Board of Directors or any of its committees authorized for such purpose.

     The Chairman of the Board, when he is the Chief Executive Officer of the Company, shall exercise all powers and duties otherwise specifically delegated in these By-laws to the President of the Company, provided that in the absence of the Chairman of the Board of Directors his duties and responsibilities as Chief Executive Officer of the Company shall devolve upon the President, as provided for in Article V, Section 3 of these By-laws, notwithstanding the provisions of Article V, Section 4 of these By-laws, as amended, and provided further that the President of the Company, regardless of whether he is the Chief Executive Officer, the Chairman of the Board, if he is the Chief Executive Officer, an Executive Vice-President or a Vice-President may sign contracts with the Secretary in the name of the Company, as authorized in Article V, Section 6 of these By-laws.

     Section 3. PRESIDENT. The President may be designated as the Chief Executive Officer of the Company if the Board of Directors shall so determine.

     If he is not designated as Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to him by resolution of the Board of Directors or of the Executive Committee or by the Chairman of the Board. In the absence of the Chairman of the Board of Directors his duties and responsibilities as Chief Executive Officer of the Company shall devolve upon the President.

     Section 4. EXECUTIVE VICE-PRESIDENTS. Each Executive Vice-President shall perform such duties as may from time to time be assigned to him by resolution of the Board of Directors or of the Executive Committee or by the Chief Executive Officer of the Company or by the President of the Company. In the absence of the President, his duties should devolve upon the Executive Vice-Presidents.

     Section 5. VICE-PRESIDENTS. Each Vice-President shall perform such duties as may from time to time be assigned to him by resolution of the Board of Directors or of the Executive Committee or by the President.

     Section 6. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the Company in books provided for that purpose; he shall attend to the giving or serving of all notices of the Company; he may sign with the President, an Executive Vice-President, or a Vice-President, in the name of the Company, all contracts authorized by the Board of Directors or by any Committee of the Company, having the requisite authority and, when so ordered by the Board of Directors or such Committee, he shall affix the seal of the Company thereto; he shall have charge of such books and papers as the Board of Directors or the Executive Committee shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application at the office of the Company during business hours; and he shall in general perform all the duties incident to the office of the

Secretary, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, and the President.

     Section 7. COMPENSATION OF OFFICERS. The President and the other officers of the Company shall be entitled to receive such compensation for their services as may from time to time be determined by the Board of Directors.

     Section 8. REMOVAL OF OFFICERS. The President, subject to the approval of the Board of Directors, may at any time remove any of the officers of the Company and the salary of any officer so removed by him shall cease upon the approval of such removal being given by the Board. Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents, and employees other than officers appointed by the Board of Directors shall hold office at the discretion of the Committee or of the officers appointing them.

     Section 9. OFFICES TO BE KEPT IN MISSOURI. The Chairman of the Board, when he is the Chief Executive Officer, the President, the Executive Vice-Presidents, the Treasurer, and the Secretary of the Company shall have and keep their offices in this State.

     Section 10. OTHER EMPLOYEES. Except as hereinbefore provided, the President shall have full power to appoint, remove, and fix the compensation of each and every person employed by the Company.

                                   ARTICLE VI
                    Indemnification of Officers and Directors
                        Against Liabilities and Expenses

     Section 1.  INDEMNIFICATION WITH RESPECT TO THIRD PARTY ACTIONS.   The
Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or
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proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Any indemnification under this Section 1 is to be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, partner, trustee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section 1. Such determination is to be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

     Section 2. INDEMNIFICATION WITH RESPECT TO ACTIONS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), judgments, fines, taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, however, shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification under this Section 2 (unless ordered by a court) is to be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, partner, trustee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section 2. Such determination is to be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

     Section 3. PAYMENT OF EXPENSES IN ADVANCE OF DISPOSITION OF ACTION. Expenses incurred in defending any actual or threatened civil or criminal action, suit, or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee, partner, trustee, or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Article.

     Section 4. INDEMNIFICATION PROVIDED IN THIS ARTICLE NON-EXCLUSIVE. The indemnification provided by this Article is not exclusive of any other rights to which one seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity while holding such office, and as to a person who has ceased to be a Director, officer, employee, partner, trustee, or agent and the indemnification inures to the benefit of the heirs, executors, and administrators of such a person.

     Section 5. DEFINITION OF "COMPANY". For the purposes of this Article, references to the "Company" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee, or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise stands in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same capacity.

                                   ARTICLE VII
                            Miscellaneous Provisions

     Section 1. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, containing the name of the Company, the year of its incorporation and the words CORPORATE SEAL, MISSOURI, which seal shall be in charge of the Secretary. Such seal may from time to time, upon the order of the Board of Directors, expressed by a resolution of said Board, be used by causing a facsimile thereof to be impressed, affixed, or reproduced. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any Assistant Secretary or other officer.

     Section 2. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of January and terminate on the thirty-first day of December in each year.

     Section 3. MANNER OF GIVING NOTICE. Whenever under the provisions of these By-laws notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such Director or shareholder at his address as it appears on the records of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any shareholder of the Company, Director, officer or committee member may waive any notice required to be given under these By-laws. Whenever in the Company's Amended and Restated Charter and Articles of Incorporation or these By-laws notice is required or permitted to be given by mail, the affidavit of the person who mailed such notice, filed with the Secretary of the Company, shall constitute conclusive evidence that such notice has been given and mailed.

     Section 4. CERTIFICATES FOR SHARES. The Board of Directors is to prescribe the form of the certificate of stock of the Company. The certificate is to be signed by the President or Vice-President and by the Secretary, Treasurer, or Assistant Secretary or Assistant Treasurer, is to be sealed with the seal of the Company and is to be numbered consecutively. The name of the owner of the certificate, the number of shares of stock represented thereby, and the date of issue are to be recorded on the books of the Company. Certificates of stock surrendered to the Company for transfer are to be canceled, and new certificates of stock representing the transferred shares issued. New stock certificates may be issued to replace lost, destroyed or mutilated certificates upon such terms and with such security to the Company as the Board of Directors may require.

     Section 5. TRANSFER OF SHARES. Shares of stock of the Company may be transferred on the books of the Company by the delivery of the certificates representing such shares to the Company for cancellation, and with an assignment in writing on the back of the certificate executed by the person named in the certificates as the owner thereof, or by a written power of attorney executed for such purpose by such person. The person registered on the books of the Company as the owner of shares of stock of the Company is deemed the owner thereof and is entitled to all rights of ownership with respect to such shares.

     Section 6. TRANSFER BOOKS. Transfer books are to be maintained under the direction of the Secretary, showing the ownership and transfer of all certificates of stock issued by the Company.

     Section 7. CONSTRUCTION. Whenever a word in the masculine gender is used in these By-laws it shall be understood to be in or include the feminine gender where appropriate under the circumstances. These By-laws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a By-law or a portion thereof shall not affect the validity of the remainder of the By-laws, which shall remain in full force and effect.

                                  ARTICLE VIII
                                   Amendments

     These By-laws may be altered, amended or repealed, or new By-laws may be adopted, by vote of a majority of all of the members of the Board of Directors then in office, at any regular or special meeting of the Board; provided, no By-law may be adopted or amended so as to be inconsistent with the Amended and Restated Charter and Articles of Incorporation of the Company or the Constitution or other laws of the State of Missouri.


Amendments:

Article I, Section 12 added by amendment on 1/29/98